UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2006

Analog Devices, Inc.
(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01      Entry into a Material Definitive Agreement.
     On March 14, 2006, Analog Devices, Inc. (the “Company”) held its Annual Meeting of Shareholders, where the Company’s shareholders approved the Company’s 2006 Stock Incentive Plan (the “Plan”). The Plan had been approved by the Board of Directors of the Company (the “Board”) on January 23, 2006, subject to shareholder approval, and provides for the grant of up to 15,000,000 shares of the Company’s common stock, plus such number of additional shares that were subject to outstanding options under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and the 2001 Broad-based Stock Option Plan (the “2001 Plan”) as of January 23, 2006 that are subsequently terminated or expire without being exercised. The Company will not grant further options under the 1998 Plan or the 2001 Plan.
     The full text of the Plan was filed with the Securities and Exchange Commission on February 8, 2006 as an Appendix to the Company’s Definitive Proxy Statement and is incorporated herein by reference. The following summary is qualified in its entirety by, and should be read in conjunction with, the Plan.
     Subject to the limitations contained therein, the Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the Plan. No award may be made under the Plan after March 13, 2016, but awards previously granted may extend beyond that date. The Plan is administered by the Board, which also has authority to interpret the terms of the Plan. In accordance with the terms of the Plan, the Board has delegated to the Compensation Committee of the Board authority to administer certain aspects of the Plan, including the granting of options to executive officers. The Board, or if and to the extent authorized by the Board, the Compensation Committee selects the recipients of awards under the Plan and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 10 years) and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based awards and the terms and conditions of such awards, including, if applicable, conditions for forfeiture or repurchase, the issue price, the grant or exercise price (which in the case of SARs may not be less than 100% of the fair market value of our common stock) and the repurchase price.
     Item 8.01.      Other Events
     On March 14, 2006, the Company announced that its Board of Directors had authorized the repurchase by the Company of an additional $1 billion of the Company’s common stock. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits
(d)      Exhibits
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2006	ANALOG DEVICES, INC.
	By:	/s/ Joseph E. McDonough
Joseph E. McDonough
Vice President-Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 14, 2006